FOR IMMEDIATE RELEASE:                                        NEWS
July 7, 2000                           Nasdaq National Market-VARL

                         VARI-L COMPANY ANNOUNCES
                RESIGNATION OF INDEPENDENT ACCOUNTING FIRM
                         AND RETENTION OF KPMG LLP

               KPMG to Review Prior Financial Statements and
            Assist Audit Committee with Internal Investigation

     DENVER, July 7, 2000 -- Vari-L Company, Inc. (Nasdaq: VARL - news), a leading provider of advanced components for the wireless telecommunications industry, today announced that, by letter dated July 5, 2000, Haugen, Springer & Co., P.C., has resigned as the Company's auditors and independent accountants.

     According to Haugen Springer, its resignation was prompted by the decision of the Audit Committee of the Board of Directors to retain KPMG LLP to assist the Committee in the Committee's internal investigation of the Company's prior financial statements in place of Haugen Springer. In its July 5 letter, Haugen Springer referenced its concern that, in light of certain statements attributed to Company management and a lack of cooperation from the Company's former Controller, it was uncertain whether it could rely on management's representations. Haugen Springer declared that, because it had not yet completed its investigation of, among other things, the recognition of certain of the Company's revenues, the capitalization of certain expenses, and the Company's depreciation and amortization policies for the years ended December 31, 1997, 1998 and 1999, and because the completion of that investigation is likely to be prolonged, the Company's financial statements for those years, and Haugen Springer's reports thereon, are not to be relied upon. Finally, Haugen Springer indicated that it has become aware of information indicating that one or more illegal acts, within the meaning of Section 10A of the Securities Exchange Act, has or may have occurred.

     The Audit Committee stated that it made the determination to direct legal counsel to retain KPMG LLP to assist counsel and the Committee because it came to believe that, under the circumstances, Haugen Springer could not effectively evaluate the Company's prior financial statements which it had audited.

     The Audit Committee announced that it has not yet engaged a new independent accounting firm to audit the Company's financial statements for the year ending December 31, 2000.

     The Company confirmed that, as previously announced, it intends to announce its financial results for the quarter ended June 30, 2000 when it files its report on Form 10-Q in mid-August. The Audit Committee stated that it plans to complete the investigation and announce the adjustments to the Company's prior financial statements at that time. The Audit Committee further indicated that it considers it very likely that adjustments will be made in at least some of the areas cited by Haugen Springer in its resignation letter but that it could not estimate the amount of total adjustments or their effect on the Company's financial statements going forward until the Committee completes its investigation.

     Through its headquarters in Denver, Vari-L designs, manufactures and markets wireless communications components that generate or process radio frequency (RF) and microwave frequency signals. Vari-L's patented products are used in commercial infrastructure equipment (including cellular/paging/PCS base stations and repeaters, fixed terminal point to point/multi-point data radios including LMDS/MMDS), consumer subscriber products (advanced cellular/PCS/satellite handsets, web-enabled smart phones, 2-way pagers, wireless PDAs, home networking), and military/aerospace platforms (satellite communications/telemetry, missile guidance, electronic warfare, electronic countermeasures, battlefield communications). Vari-L serves a diverse customer base of the world's leading technology companies, including Adaptive Broadband, Agilent Technologies, Ericsson, Glenayre Technologies (Wireless Access), Harris, Hughes, IBM, LGIC, Lockheed Martin, Lucent Technologies, Mitsubishi, Motorola, NEC, NeoPoint, Netro, Newbridge Networks, Nokia, Northrop Grumman, Raytheon, Samsung, Siemens and SpectraPoint.

     Some of the statements contained in this news release are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, including but not limited to the success of the products into which the Company's products are integrated, governmental action relating to wireless communications licensing and regulation, the accuracy of the Company's internal projections as to the demand for certain types of technological innovation, competitive products and pricing, the success of new product development efforts, the timely release for production and the delivery of products under existing contracts, future economic conditions generally, as well as other factors.
###

CONTACTS:
Vari-L Company, Inc.              Pfeiffer Public Relations, Inc.
Dave Sherman, President                             Jay Pfeiffer
303/371-1560                                         303/393-7044
dsherman@vari-l.com                            jay@pfeifferpr.com